Exhibit 99.1

NEWS RELEASE For Release 04/10/06 5:00 p.m. EST Contact: Julie Blystone Toll free office: (800) 200-4848 Fax : (608) 664-3882 Email: pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

STEVE SCHMIDT REJOINS RENAISSANCE LEARNING, INC. AS
PRESIDENT AND CHIEF OPERATING OFFICER

WISCONSIN RAPIDS, Wis., ― April 10, 2006— Renaissance Learning™, Inc., (Nasdaq: RLRN), a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts, announced today that Steven A. Schmidt will rejoin the company as President and Chief Operating Officer effective April 26, 2006.

Schmidt, 51, originally joined the company in August, 1999 as Chief Financial Officer and Secretary and subsequently served as Executive Vice President and Senior Vice President of Administration and Operations before resigning in January, 2006.

“We are thrilled to welcome Steve back to the Renaissance family,” said Terrance D. Paul, Chief Executive Officer.  “Steve’s excellent leadership skills, strong business acumen and strategic thinking will enhance our already strong leadership team.  When you combine his technical skills, with demonstrated knowledge of our products and passion for our mission, it’s easy to see why we are excited to have Steve back as we position the company for accelerated growth.”

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts. Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

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